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                                                                    EXHIBIT 10.3



                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT


                  This Senior Executive Employment Agreement is dated as of DATE, and is entered into between Inphynet Administrative Services, Inc., formerly known as Emergency Medical Services Associates, Inc. (the "Company"), and NAME ("Executive").

                  WHEREAS, Executive and the Company desire to embody in this Agreement the terms and conditions of Executive's employment by the Company.

                  NOW, THEREFORE, the parties hereby agree:

                                    ARTICLE I

                     EMPLOYMENT, DUTIES AND RESPONSIBILITIES

                  1.01. EMPLOYMENT. The Company shall employ Executive in such capacity as may be determined by the Board of Directors (the "Board") of Inphynet Medical Management, Inc. ("IMMI") or the Chief Executive Officer of the Company (the "CEO"). Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company. The expenditure of reasonable amounts of time for personal or outside business, charitable, voluntary activities shall not be deemed a breach of this Agreement, provided such activities do not interfere with the services required to be rendered by the Executive hereunder. Unless otherwise prohibited herein, the making of personal investments and the conduct of private business affairs shall not be prohibited hereunder.

                  1.02. DUTIES AND RESPONSIBILITIES. Executive shall have such duties and responsibilities as may be assigned to him from time to time by the Board or the CEO, and the Executive agrees to faithfully discharge such duties to the best of his ability. In the performance of his duties, Executive shall make his principal office in Broward County, Florida (or such other location as the Company may be headquartered), or such place as he and the CEO may from time to time agree.


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                                      TERM

                  2.01. TERM. (a) The term of this Agreement (the "Term") shall commence on the date hereof and shall continue until the day prior to the third anniversary of the date hereof.

                  (b) Executive represents and warrants to the Company that, to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

                                   ARTICLE III

                            COMPENSATION AND EXPENSES

                  3.01. SALARY, BONUSES AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of ARTICLE V hereof):

                       (a) SALARY. The Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of COMP ("Salary").

                       (b) BONUS. The Executive shall be entitled to participate in the Company's Executive Incentive Bonus Plan under the terms and conditions thereof, as it may be amended from time to time, and to receive an annual bonus thereunder for any year with respect to which the criteria to receive a bonus thereunder are attained.

                       (c) STOCK AWARDS. The Executive shall be eligible for grants of stock or stock-based awards under the Company's 1994 Stock Incentive Plan (or any successor thereto); provided that any such awards, and the amount thereof, shall be in the sole discretion of the Compensation Committee of the Board.

                       (d) BENEFITS. Executive shall be entitled to participate during the Term in such pension, life insurance, health, disability and major medical insurance plans, and in such


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other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other senior executives of the Company and subject to the terms and provisions of such plans or programs.

                       (e) VACATION. Executive shall be entitled to a paid vacation of at least four (4) weeks per annum, in accordance with Company policy (but not necessarily consecutive vacation weeks) during the Term.

                  3.02. EXPENSES. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.

                                   ARTICLE IV

                                EXCLUSIVITY, ETC.

                  4.01. EXCLUSIVITY. Unless consistent with Article I of this Agreement, Executive shall diligently and conscientiously devote substantially all of his time and attention to the Company's affairs. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all reasonable policies, rules, regulations and directions of the Board or the CEO not inconsistent with this Agreement and established in good faith.

                  4.02. CONFIDENTIALITY. Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with his employment. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. Executive's obligation under this Section 4.02 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of



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such information from the Company, as evidenced by written records of Executive or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Except as specifically authorized by the CEO, upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company, and no copy of any such confidential information shall be retained by him.

                                    ARTICLE V

                                   TERMINATION

                  5.01. TERMINATION BY THE COMPANY. The Company shall have the right to terminate the Executive's employment at any time, with or without "Cause." For purposes of this Agreement, "Cause" shall mean (i) the extended failure by the Executive to perform his duties hereunder in a manner which meets the expectations of the Board or the CEO, including the failure to comply with any lawful instructions thereof, (ii) conduct grossly insubordinate or disloyal to the Company, (iii) the conviction of or pleading guilty or no contest to a felony, or (iv) the continued use of drugs (including alcohol) by the Executive such that Executive becomes significantly impaired in the performance of his duties hereunder, in each case (i)-(iv), as determined by the Board or the CEO in good faith.

                  5.02. DEATH. In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

                  5.03. DISABILITY. In the event that Executive shall become Disabled, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.03 hereof. The term "Disabled" shall mean (i) entitled to benefits under the Company's long-term disability policy, (ii) entitled to receive disability benefits pursuant to Title II of the Federal Social Security Act, or (iii) inability to perform the Executive's obligations hereunder due to a physical or mental disability for a period of at least 90 consecutive days, or 150 non-consecutive days within any 180 day period, as determined in good faith by the Board or the CEO.

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                  5.04. TERMINATION FOR GOOD REASON. The Executive shall have the right to terminate his employment with the Company for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

                       (a) without the Executive's consent, a decrease in Executive's salary or benefits (other than changes in benefits that apply to all of the Company's senior executives);

                       (b) a breach or default by the Company in the due observance or performance of the Company's obligations under this Agreement, if such default or breach continues for a period of thirty (30) days after written notice of such default or breach is given to the Company by the Executive; and

                       (c) without the Executive's consent, a relocation of the Executive's primary place of employment to a location which is (i) more than 30 miles from the Executive's then-current primary place of employment and (ii) farther from the Executive's primary residence than such residence is from the Executive's then-current primary place of employment.


                  5.05. EFFECT OF TERMINATION. (a) In the event of termination of Executive's employment for any reason, the Company shall pay to Executive (or his beneficiary in the event of his death) any base salary or other compensation earned but not paid to Executive prior to the effective date of such termination.

                       (b) Subject to Section 5.05(e), in the event of termination of Executive's employment (i) by the Company for Cause, (ii) by Executive for any reason other than Good Reason, (iii) because of Executive's death, or (iv) pursuant to Section 5.03, because Executive has become Disabled, neither the Executive nor any beneficiary shall be entitled to any further compensation other than the amounts described in Section 5.05(a)



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hereof. This Section 5.05(b) shall not limit in any way the liability of the
Executive to the Company for the breach of this Agreement for the termination of Executive's employment by the Executive for any reason other than Good Reason. In the event of death or disability, Executive shall be paid an amount equal to the Annual Bonus that Executive would have earned for the calendar year in which his employment was terminated had such termination not occurred, prorated for the number of days within such year that Executive was employed and paid as of the time such Annual Bonus would have otherwise been paid had his employment not been terminated.

                       (c) Subject to Section 5.05(e), in the event of termination of Executive's employment (i) by the Company other than for Cause or Disability or (ii) by Executive for Good Reason, the Company shall pay Executive, in addition to the amounts described in Section 5.05(a) hereof, (A) twelve months Salary in accordance with the normal pay practices of the Company, and (B) an amount equal to the Annual Bonus that Executive would have earned for the calendar year in which his employment was terminated, had such termination not occurred, prorated for the number of days within such year that Executive was employed and paid as of the time such Annual Bonus would have otherwise been paid had his employment not been terminated. In addition, the Company shall continue to provide the Executive for a period of one year following termination all welfare benefits (including medical, hospitalization and life and disability insurance) for which the Executive was eligible at the time of termination; provided that (I) the Executive will be provided such benefits only if allowed under applicable law or if including the Executive, would not jeopardize any tax benefit available to the Company, and (II) the Company's obligation to provide any such benefit will expire when the Executive becomes eligible for the same or analogous benefit from another employer (including for this purpose the employer of the Executive's spouse).

                       (d) The Executive's rights upon termination of employment with respect to option or other incentive awards not covered by this Agreement shall be governed by the terms and conditions of the option agreement or such other award agreement.

                       (e) Notwithstanding Section 5.05(b) or (c), if the Executive's employment is terminated (i) by the Company other than for Disability or Cause (which for this purpose shall



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not include clause (i) of the second sentence of Section 5.01) or (ii) by the
Executive for any reason, in either case on or within 12 months after a "Change of Control," the Company shall, within five (5) business days of such termination, pay to Executive one and one-half times his annual Salary, in a lump sum, in lieu of any other severance benefits, other than as set forth in the last sentence of Section 5.05(c) above, to which the Executive may have been entitled under this Agreement. Notwithstanding Section 5.05(b) or (c), if the Executive's employment is terminated (i) by the Company other than for Disability or Cause or (ii) by the Executive for Good Reason, more than 12 but less than 25 months after a "Change in Control," the Company shall, within five
(5) business days of such termination, pay to the Executive one half times his annual Salary, in a lump sum, in lieu of any other severance benefits to which the Executive may have been entitled under this Agreement. For purposes of this Agreement, "Change of Control" shall be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than an "affiliate" of IMMI (as defined in 17 C.F.R. ss. 230.405) or an employee benefit plan maintained by IMMI or an "affiliate", is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 25% or more of IMMI's capital stock entitled to vote in the election of directors ("Voting Stock"),
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, excluding for this purpose any new director who is approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, (iii) a merger, consolidation or similar transaction following which the holders of Voting Stock immediately before such transaction do not have beneficial ownership of at least 50% of the voting securities of the resulting entity or (iv) a sale of all or substantially all of IMMI's assets occurs.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.01. NO DUTY TO MITIGATE; NO OFFSET. In the event that an amount becomes payable to Executive pursuant to Section 5.05(c) or 5.05(e) above, such amount shall not be reduced by (i) any outstanding amounts owed by Executive to the Company or (ii)



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the amount of any compensation for services earned by Executive from any source, whether paid currently or deferred. Executive shall have no obligation to mitigate any amounts to be paid under Section 5.05(c) or (e) above.

                  6.02. NONCOMPETITION; NONSOLICITATION. (a) During the Term and during the one-year period following his termination of employment hereunder for any reason, including termination is by the Company without Cause or by the Executive with Good Reason, Executive shall not directly or indirectly, own, manage, operate, join, control or participate in or be connected with, as an officer, employee, partner, stockholder, or otherwise, any business, individual, partnership, firm, or corporation (collectively "Entity") which is at the time engaged principally or significantly in a business which is, directly or indirectly, at the time in competition with the business of the Company, or any subsidiary or affiliate (as defined in the Securities Exchange Act) thereof in an area in which the Company or such subsidiary or affiliate then conducts business. Nothing herein, however, shall prohibit Executive from acquiring or holding any issue of stock or securities of any Entity which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own more than five percent of the voting securities of any such Entity.

                       (b) During the one-year period following his termination of employment hereunder Executive shall not directly or indirectly solicit to enter into the employ of any other Entity, or hire, any of the employees of the Company.

                       (c) If any provision of this Section 6.02 is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Section.

                  6.03. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to Inphynet Medical Management Inc., 1200 South Pine Island Road, Suite 600, Fort Lauderdale, Florida 33324-4460, Attention: General Counsel,



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or to such other address and/or to the attention of such other person as the
Company shall designate by written notice to Executive; and (b) in the case of Executive, to Executive's last known address as reflected in the Company's records, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

                  6.04. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

                  6.05. WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

                  6.06. HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  6.07. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Florida without reference to the principles of conflict of laws.

                  6.08. AGREEMENT TO TAKE ACTIONS. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

                  6.09. ARBITRATION. Except for disputes with respect to Article IV hereof, any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to arbitration in Fort Lauderdale, Florida in accordance with the Commercial Rules


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of the American Arbitration Association then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

                  6.10. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  6.11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

                  6.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first written above.

                                                Inphynet Administrative
                                                  Services, Inc.


                                                By:
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                                                     J. Clifford Findeiss
                                                     President


Executive


-------------------
NAME




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